UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

APPLIED VISUAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28238	54-1521616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of principal executive offices, zip code)

(703) 464-5495

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governances and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 8, 2013, the  Board of Directors of Applied Visual Sciences, Inc. (the “Company”), following consideration of the service of the Corporation’s officers, employees and consultants, including the Corporation’s principal executive officers, principal financial officer, named executive officers, employees and consultants, whereby the Corporation has not regularly paid salaries, wages, consulting fees, other compensation or reimbursed expenses to such persons during the period commencing on or about April 6, 2006, through the present and ongoing, and while such persons have continued to contribute and show commitment to the success of the Corporation and its businesses while being so unpaid, the Board of Directors authorized and approved  grants of restricted stock pursuant to the Corporation’s 2009 Stock Compensation Plan (“2009 Plan”) and certain grants of incentive and non-qualified stock options pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan (“2003 Plan”), and for the officers, employees and consultant continued commitment to the Corporation under extreme financial hardship for not regularly receiving such salaries, wages, consulting fees, or other compensation.  At this time and in view of the Corporation’s lack of financial resources, the grant or award of stock awards and incentive stock options and non-qualified stock options is the sole means by which the Corporation may compensate its executive officers, employees and consultants and help assure their continued commitment to the Corporation and its business.   The Board of Directors approved the grant of the following to the Company’s officers, employees, and consultant: (i) an aggregate of 6,350,000 shares of common stock, $.001 par value per share (“Common Stock”,) of the Company as stock awards pursuant to under the 2009 Plan (ii) an aggregate of 12,316,666 incentive stock options and (iii) 2,333,334 non-qualified stock options.  Of the stock awards, 1,850,000 issued to employees will vest immediately; the remaining shares issued to the executives and consultant will vest 50% upon three (3) months from the date of issuance, and 50% upon six (6) months from the date of issuance.  The incentive stock options and non-qualified stock options issued pursuant to the 2003 Plan are exercisable at a price equal to the mean between the closing of the bid and asked quotations for such stock on the date such options were approved by the Board of Directors as reported on the OTC Bulletin Board, the quotation service for the Corporation’s shares of common stock.  Each incentive stock option and non-qualified stock options shall be for a term of ten years, shall vest 50% upon three (3) months from the date of issuance, and 50% upon six (6) months from the date of issuance and contain a cashless exercise provision.  The following schedule sets forth the name and amount of stock awards or options granted to each executive officer, consultant.

		2003 Plan Awards of Options		Total Stock &
Executive Officer or Director	2009 Plan Awards of Common Stock	Incentive	Non-Qualified	Options Issued/Granted
Michael W. Trudnak, Chairman/CEO	-	3,333,333	666,667	4,000,000
William J. Donovan, President/COO	1,500,000	3,333,333	166,667	5,000,000
Gregory E. Hare, Chief Financial Officer	1,500,000	1,500,000	-	3,000,000
Sean Kennedy, Director and Consultant	1,500,000	-	1,500,000	3,000,000
All Other Employees	1,850,000	4,150,000	-	6,000,000
Total	6,350,000	12,316,666	2,333,334	21,000,000

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: January 14, 2013	By:/s/ Michael W. Trudnak Michael W. Trudnak Chairman &Chief Executive Officer

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